                                                                    EXHIBIT 10.9

                         TRADEMARK SUBLICENSE AGREEMENT
                         ------------------------------

     THIS TRADEMARK SUBLICENSE AGREEMENT made this 14th day of April, 1997 by and between MAXWELL SHOE COMPANY INC. ("Maxwell"), a Delaware corporation, and SLJ RETAIL LLC, a Delaware limited liability company (the "Company")


                                   RECITALS:
                                   ---------

     A. Jones Investment Co., Inc. ("Jones") is the owner and registrant of the trademarks and subsisting registrations for the trademarks "Jones New York" and "Jones New York Sport", registered in the United States Patent and Trademark Office and the Registrar of Trademarks of Canada.

     B. Maxwell and Jones are parties to a License Agreement dated as of July 1, 1993, as amended by First Amendment to License Agreement dated as of October 2, 1995 and Second Amendment to License Agreement dated as of April 14, 1997 (the "Jones New York Trademark License"), pursuant to which Jones has granted a license to Maxwell to use Jones' trademarks "Jones New York" and "Jones New York Sport" in connection with such goods as are identified therein and has permitted Maxwell to grant the sublicense under this Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing and of the mutual covenants contained herein, and intending to be legally bound hereby, agree as follows:

                                I.  DEFINITIONS
                                    -----------

     As used in this Agreement, the following terms and phrases shall have the following meanings:

     1.1 Annual Period. The period from commencement of the Term through January
         -------------
31, 1998 and each consecutive twelve (12) month period thereafter during the Term.

     1.2 Approval or Approved. The approval by Maxwell of one or more designs,
         --------------------
samples, items of Signage and Packaging, advertising or promotional materials or other items for which approval is required under this Agreement, in writing in a document which identifies the item or items approved and is signed by an authorized representative of Maxwell. Maxwell shall be deemed to have Approved any item submitted to it by the Company for Approval under the terms of this Agreement, if Maxwell fails to approve, disapprove or otherwise definitively respond to the submission in writing within fourteen (14) days after receipt of the items submitted. The Company acknowledges that Jones has certain approval rights under this Agreement and hereby consents to such rights.

     1.3 Contribution Agreement. The Contribution Agreement dated as of April ,
         ----------------------
1997, by and among The Butler Group, Inc., a Delaware corporation, Maxwell and Maxwell Retail Inc., a Delaware corporation ("Maxwell Retail"). Capitalized terms used in this Agreement and not otherwise defined herein will have the definitions set forth in the Contribution Agreement, unless otherwise clearly indicated to the contrary herein.

     1.4  Jones New York Trademarks.  Jones' trademarks "Jones New York" and
          -------------------------
"Jones New York Sport", individually or collectively, as the case may be.

     1.5  Jones Products.  The items of women's footwear merchandise bearing,
          --------------
incorporating or embodying the Jones New York Trademarks and intended for use in the conduct of the Company's retail women's footwear business.

     1.6  Net Sales.  Retail sales of Jones Products generated by the Retail
          ---------
Stores, less returns and allowances and sales taxes.

     1.7  Required Members.  Required Members has the meaning set forth in the
          ----------------
Operating Agreement.

     1.8  Retail Stores.  Collectively, Mall Specialty Footwear Stores and
          -------------
Retail Outlet Footwear Stores.

     1.9  Signage and Packaging.  All signs, tags, labels, cartons or containers
          ---------------------
and packing or wrapping material used or to be used by the Company in connection with the merchandising and retail sale by the Company of Jones Products in the Retail Stores.

     1.10  Royalties.  The royalties to be paid by the Company directly to Jones
           ---------
for or in connection with the sublicense to use the Jones New York Trademarks granted under this Agreement, provided for in Article III and all other applicable portions of this Agreement.

     1.11  Term.  The Initial Term and any renewal term of this Agreement,
           ----
provided for and defined in Article VIII, taken collectively.

     1.12  Termination Inventory.  The inventory provided of Jones Products and
           ---------------------
of Signage and Packaging and advertising and promotional material on hand at the time of the termination of this Agreement.

     1.13  Termination Inventory Schedule.  The written schedule provided for in
           ------------------------------
Paragraph 8.5 of the Termination Inventory.

     1.14  Territory.  The geographical area consisting of the United States.
           ---------

                                II.  SUBLICENSE
                                     ----------

     2.1  Grant of Sublicense.  Maxwell hereby grants to the Company a
          -------------------
sublicense throughout the Territory to use the Jones New York Trademarks in connection with the manufacturing, advertising, merchandising, promotion and retail sale of Jones Products in Retail Stores operated by the Company in the Territory. The sublicense granted herein extends only to the Jones Products and Signage and Packaging of Jones Products in the Retail Stores in the Territory and uses expressly provided for in this Agreement, and the Company shall not use or attempt to use the Jones New York Trademarks on any other products or goods in any other area or any other manner whatsoever. The Company and Maxwell acknowledge that the rights of the Company to utilize the Jones New York Trademarks shall be no greater than those rights granted to Maxwell to utilize the Jones New York Trademarks pursuant to the Jones New York Trademark License. The Company agrees the women's footwear it sells in the Retail Stores it operates under the "Jones New York" name ("Jones New York Stores") pursuant to the terms of this Agreement shall be Jones Products. In addition, should the Company sell non-footwear merchandise in Jones New York Stores, the Company agrees to use its best efforts to purchase non-footwear merchandise bearing the Jones New York Trademarks, provided such non-footwear merchandise is available under the Jones New York Trademarks. Jones shall Approve any non-Jones New York Trademark branded merchandise which the Company sells in the Jones New York Stores. In any event, no less than eighty-five (85%) percent of the Company's Net Sales derived from each Jones New York Store during any Annual Period shall relate to merchandise which bears the Jones New York Trademarks.

     2.2  Resolution of Conflicts.  The Company recognizes that Jones has
          -----------------------
granted, and may in the future grant, licenses to other parties to use the Jones New York Trademarks in connection with the retail sale of wearing apparel, accessories or related items. If the Company or any other licensee of the Jones New York Trademarks under any other such license notifies Jones of an existing or potential conflict in the definition of the merchandise covered by, or the rights of the licensee under, their respective licenses and license agreements, Jones shall endeavor to deal with the issue by discussions with authorized representatives of the affected parties, and the Company shall cooperate in all reasonable respects in any such efforts. Jones may at any time determine finally to resolve any such conflict by written notice of its determination and resolution to the affected licensee, and all such determinations shall be final and binding upon the Company.

     2.3  Reservation of Rights.  Maxwell reserves all rights it has pursuant to
          ---------------------
the Jones New York Trademark License, as amended, except as specifically granted and sublicensed to the Company under this Agreement.

                                III.  ROYALTIES
                                      ---------

     3.1  Percentage Royalty.
          -------------------

          3.1.1 In consideration of the sublicense granted and the services to be performed by Maxwell under this Agreement and subject to Guaranteed Minimums, the Company shall pay directly to Jones Royalties equal to (a) two and one-half (2.5%) percent of Net Sales of Jones Products from the commencement of this Agreement through and including January 31, 1998, and (b) three (3%) percent of the Net Sales of all Jones Products thereafter, all in accordance with all the terms and conditions of this Agreement. In order to secure the Royalty payment obligations of the Company under this Agreement, the Company agrees to open a clean irrevocable letter of credit in favor of Jones issued by a bank or other financial institution reasonably acceptable to Jones in an amount equal to $350,000 no later than the first opening of a Jones New York Store.

          3.1.2 The Company shall be obligated to pay and account for Royalties for all Jones Products sold, even if the Jones Products improperly bear the Jones New York Trademarks or the applicable transaction is otherwise in breach or violation of the terms of this Agreement; provided that this subparagraph
3.1.2 shall not be considered to authorize such transactions and that the payment or obligation to pay Royalties for such transactions shall not in any manner limit Maxwell's right to terminate this Agreement or to exercise any other right or remedy that Maxwell may have as a result of the breach of this Agreement by such transactions.

     3.2  Payment and Periodic Reports.  Royalties shall be paid, without set-
          ----------------------------
off or deduction for any reason, and accounted for monthly, commencing with a report for the month ending July 31, 1997, within twenty-five (25) days after the end of each month. At the time each Royalty payment is due, the Company shall deliver to Jones a statement signed and certified as accurate by the Company's chief financial officer or by another officer or official of the Company, approved by Jones in advance in writing, accounting for the Net Sales and Royalties for the applicable month. Such statement shall show the total amount of gross sales of all Jones Products sold during the month; an itemized list of any amounts which may, under this Agreement, be deducted from gross sales for computing Net Sales; a computation of the amount of Royalties payable on account of the Net Sales for the month; and such other information as Jones may reasonably require. Jones may, at any time, provide the Company with a standardized form for accounting for Royalties and the Company shall use any such form for the statements under this paragraph. The statements provided for in this paragraph shall be furnished to Jones whether or not the Company has sold any Jones Products during the month for which the statement is due. The Company shall provide to Maxwell a copy of any report delivered to Jones pursuant to this paragraph.

     3.3  Annual Reports.  Not later than forty-five (45) days after the end of
          --------------
each Company fiscal year, the Company shall deliver to Jones a statement, signed and certified by the Company's then regularly engaged independent certified public accountant (or, if the Company has no such regular engagement, by a reputable independent certified public accountant) stating for the Annual Period the information required in the monthly statement under Paragraph 3.2 and such other information as Jones may reasonably request within a reasonable time prior to the date on which the statement is due. The Company shall provide to Maxwell a copy of any report delivered to Jones pursuant to this paragraph.

     3.4  Books and Records and Audit.
          ----------------------------

          3.4.1 The Company shall prepare and maintain, in accordance with generally accepted accounting principles consistently applied, complete and accurate books of accounts and records covering all transactions arising out of or relating to this Agreement, which books and records shall at least be in sufficient detail to permit Jones to monitor compliance by the Company with all of its obligations under this Agreement. Jones and its duly authorized representatives shall have the right, upon five (5) days prior written or oral notice, during regular business hours, throughout the Term and for two (2) years thereafter, to audit such books of account and records and to examine all other documents and materials in the Company's possession or control relating to this Agreement and the Company's performance hereunder. The Company shall maintain such books of account, records and documents and material available for Jones for at least two (2) years after the termination of this Agreement. Except as provided in subparagraph 3.4.2, any audit under this paragraph shall be at Jones' expense.

          3.4.2 If any audit of the Company's books and records by Jones under subparagraph 3.4.1 discloses that the payments made by the Company to Jones during the period covered by the audit were up to four (4%) percent less than the payments that should have been made under this Agreement, the Company shall pay the deficiency, plus interest at a rate equal to two (2%) percent above the rate announced by Citibank as its "Prime Rate", within fourteen (14) days after demand therefor by Jones. If an audit shows that the amount paid by the Company was more than four (4%) percent less than the amount which should have been paid, the interest payable shall be at a rate of five (5) percentage points above such Prime Rate and the Company shall, in addition, reimburse Jones for all reasonable costs of the audit within thirty (30) days after demand by Jones.

                                IV.  PERFORMANCE
                                     -----------

     4.1  Performance Standards.
          ----------------------

          4.1.1 Throughout the Term, the Company shall use all reasonable efforts and cause its officers, employees, agents and contractors to use their reasonable efforts to sell at retail the Jones Products, promote business for the Jones Products and enhance the value and reputation of the Jones New York Trademarks, consistent with good business practices and the high standards and prestige represented by the Jones New York Trademarks.

          4.1.2 In the use of the Jones New York Trademarks and all other aspects of the performance of this Agreement, the Company shall at all times comply in all material respects with all applicable laws and regulations including, without limitation, all laws and regulations related to the sale, labeling, Signage and Packaging and advertising of Jones Products sold within the Territory.

     4.2  Abandonment.  If the Company shall fail to use the Jones New York
          -----------
Trademarks in the retail sale of Jones Products within any period of six (6) consecutive months or if the Company shall, with the consent of the Required Members, determine or state its intention to cease so to use the Jones New York Trademarks, the Company shall be deemed to have abandoned the use of the Jones New York Trademarks, and Maxwell or Jones may at any time thereafter terminate this Agreement by written notice under subparagraph 8.2.1. The parties acknowledge that the abandonment of the use of the Jones New York Trademarks by the Company will irreparably damage the Company's capacity to use the Jones New York Trademarks under the terms of this Agreement and, for purposes of termination under Article VIII, abandonment of the use of the Jones New York Trademarks under this paragraph shall be deemed not curable.

     4.3.  Quality.
           -------

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          4.3.1  The Signage and Packaging and sales and promotional materials for the Jones Products shall at all times be of high quality, and the Jones Products shall at all times be promoted in a manner appropriate for the high quality of the Jones Products.

          4.3.2 Maxwell and Jones and their duly authorized representatives shall have the right, during normal business hours upon reasonable advance notice, to inspect any facility used by the Company in connection with the retail sale or production of Signage and Packaging or advertising or promotional material in order for Maxwell and Jones to monitor the quality of the Jones Products and Signage and Packaging and promotional materials and the Company's compliance with all other terms of this Agreement which relate to such manufacture and production.

     4.4  Approvals.  The Company shall not in any aspect of its performance
          ---------
under this Agreement use any items of Signage and Packaging or advertising or promotional materials for Jones Products which both Maxwell and Jones have not Approved to the extent required under the terms of this Agreement. Maxwell's or Jones' Approval or disapproval of any item or matter for purposes of this Agreement may be based solely on Maxwell's or Jones' subjective standards and Approval may be given or withheld in either Maxwell's or Jones' sole discretion, provided that Maxwell and Jones shall each act in good faith.

                           V.  DESIGNS AND PACKAGING
                               ---------------------

     5.1  Designs.  Maxwell, Jones and the Company shall cooperate in such
          -------
manner as the Company may reasonably request in the development and creation of Signage and Packaging and advertising and promotional materials relating to the retail sale of Jones Products. All designs, styles, patterns, photographs or written ideas for Jones Products provided by Maxwell to the Company for purposes of this Agreement shall be the exclusive property of Maxwell, and the Company shall not use any of the foregoing except for the retail sale and advertising and promotion of Jones Products in accordance with the terms of this Agreement.

     5.2  Signage and Packaging.  The Company shall submit to Maxwell and Jones
          ---------------------
for Approval samples of all tags, labels and other items of Signage, Packaging and store design concepts within a reasonable time prior to the commencement of the production and utilization of such items for use with Jones Products. Maxwell shall not unreasonably require the Company materially to change labels, tags or other significant items or Signage and Packaging from collection to collection.

     5.3  Continuing Inspection.  Upon Maxwell's or Jones' request at any time
          ---------------------
and from time to time, the Company shall submit to Maxwell and Jones a reasonable number of production samples of items of Signage and Packaging material in order for Maxwell and Jones to monitor production in accordance with Maxwell's and Jones' Approvals, quality standards and other requirements of this Agreement. If Maxwell or Jones notifies the Company in writing of the disapproval of any such production sample, the Company shall immediately take such action as may be necessary for the item to meet Maxwell's or Jones' Approval and cease production and distribution and sale of the item pending Approval. Neither Maxwell nor Jones shall unreasonably disapprove any production sample under this paragraph.

                    VI.  TRADEMARK AND TRADEMARK PROTECTION
                         ----------------------------------

     6.1  Ownership.
          ----------

          6.1.1 The Company acknowledges that Jones is the owner of all right, title and interest in and to the Jones New York Trademarks in any form or embodiment and is also the owner of the good will attached or which shall become attached to the Jones New York Trademarks in connection with the business and goods in relation to which the same has, is or shall be used. Sales by the Company shall be deemed to have been made for purposes of trademark registration, and all uses of the Jones New York Trademarks by the Company shall inure to the benefit of Jones.

          6.1.2 At Maxwell's request, the Company shall execute any documents, including registered users agreements, required of Maxwell by Jones under the terms of the Jones New York Trademark License to confirm Jones' ownership of all rights in and to the Jones New York Trademarks in the Territory and the respective rights of Maxwell and the Company under this Agreement. The Company shall cooperate in all reasonable respects with Maxwell in connection with Maxwell's obligations under the Jones New York Trademark License relating to the filing and prosecution by Jones of applications in Jones' name relating to the use of the Jones New York Trademarks for Jones Products in the Territory.

          6.1.3 The Company shall never challenge or encourage anyone to challenge Jones' ownership or the validity of the Jones New York Trademarks or any application for registration thereof or any trademark, copyright or other registration thereof or any rights of Jones therein.

     6.2  No Adverse Acts.  The Company shall not, at any time or in any manner,
          ---------------
engage in any activity or do or permit any act within its control which may in any way adversely affect any rights of Jones or Maxwell to the Jones New York Trademarks or any registrations or applications for registration thereof or which may directly or indirectly reduce the value of the Jones New York Trademarks or derogate or detract from their repute.

     6.3  No Secondary Jones New York Trademarks.  The Company shall not use any
          --------------------------------------
other trade names, trademarks or other designations (other than the Company's own limited liability company name or trade name), except as shall be Approved by Maxwell and Jones, in connection with the Jones New York Trademarks in any advertising, publicity, labeling, Signage and Packaging or printed matter utilized by the Company in connection with the Jones Products. Except as shall be Approved by Maxwell and Jones, the Company shall not join the Jones New York Trademarks with any other names or marks to form a new mark and shall not itself use the Jones New York Trademarks as a corporate name or trade name or in any other manner other than in connection with the retail sale and promotion of Jones Products under this Agreement. Notwithstanding the foregoing, the Company may, subject to the provisions of Paragraph 1.2, place the words "Marketed by SLJ" on any trade advertisement regarding the Jones Products and on business cards, stationery and invoices of the Company.

     6.4  Trademark Notices.  The Company shall cause the designation "R" to
          -----------------
appear immediately after, on the upper right, of the Jones New York Trademarks on all Signage and Packaging and advertising and promotional material and shall, in addition, cause to appear on all Signage and Packaging and advertising and promotional materials and on all forms, invoices, stationery, business cards and other documents and materials of any kind bearing the Jones New York Trademarks such designations, legend, or markings or notices as may be necessary, or as Maxwell may reasonably require, to give notice of the status of the Jones New York Trademarks.

     6.5  Copyrights.  Any copyright relating to Jones Products that may be
          ----------
created by statute, common law or otherwise in any design, sketch, print, Signage and Packaging or similar matter created by the Company shall be the sole property of Jones. The Company shall take such action as may be necessary or as Jones may reasonably require, at Jones' expense, to confirm, preserve or protect such copyright, including placing of copyright notices on the appropriate items. The Company shall not claim for itself or for any party other than Jones' copyrights in any such items and shall not file or attempt to file any copyright registrations therefor.

               VII.  WARRANTIES, INDEMNIFICATION AND INFRINGEMENT
                     --------------------------------------------

     7.1  Warranties.
          -----------

          7.1.1 Maxwell represents and warrants to the Company that Maxwell has the full right, power and authority to enter into this Agreement and to grant the rights, sublicenses and privileges granted by Maxwell hereunder to the Company and to perform all of Maxwell's obligations hereunder.

          7.1.2 The Company represents to Maxwell that the Company has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

     7.2  Indemnification by Jones.  Jones shall indemnify, defend and hold
          ------------------------
harmless the Company from and against any and all claims, causes of actions, suits, damages and expenses (including reasonable attorneys' fees and expenses) arising out of any claim that the Company's use of the Jones New York Trademarks in accordance with the terms of this Agreement constitutes an infringement of any trademark rights of any third party within the Territory, upon the Company giving Jones prompt written notice and authority and an opportunity to undertake and fully conduct the defense thereof and out of the breach by Jones of any provision of this Agreement or of any of Jones' duties hereunder or the acts or omissions of Jones or any of its servants, agents, employees or contractors in connection with the performance of this Agreement.

     7.3  Indemnification by the Company and Insurance.
          ---------------------------------------------

          7.3.1 The Company shall indemnify, defend and hold harmless Maxwell and Jones from and against any and all claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees) which Maxwell or Jones may incur or for which it may become liable or required to pay by reason of any defect or alleged defect in any Jones Products, except for defects attributable to designs or patterns supplied or created by Maxwell; the breach by the Company of any provision of this Agreement or of any of the Company's duties hereunder; or the acts or omissions of the Company or of any of its servants, agents, employees or contractors in connection with the performance of this Agreement (excluding matters covered by Paragraph 7.2).

          7.3.2 The Company shall, at its own expense, obtain and maintain throughout the Term in full force and effect with an insurance carrier reasonably acceptable to Maxwell and Jones, (i) products liability insurance with a limit of liability of not less than $1,000,000 insuring against, without limitation, all damages, profits, interest, attorneys' fees, costs and expenses arising out of any suit or legal proceeding, claim or demand resulting from a defect or alleged defect in any item of Jones Products or out of the use or condition of an item of Jones Products, and (ii) general liability insurance for each Jones New York Store location in an amount of not less than $1,000,000. Such insurance policy shall name Maxwell and Jones as co-insureds and shall provide for at least thirty (30) days advance written notice to Maxwell and Jones before cancellation or substantial modification. The Company shall promptly deliver a certificate of such insurance to Maxwell and Jones and, if Maxwell or Jones so requests, a copy of the policy for such insurance. The obligation of this subparagraph with respect to insurance shall not be deemed to limit in any manner the indemnification obligations of the Company under subparagraph 7.3.1.

     7.4  Infringements.  The Company shall promptly notify Maxwell and Jones in
          -------------
writing of any known or suspected infringements of any of the Jones New York Trademarks or of any copyright or other rights or property of Maxwell or Jones, promptly after the same comes to the Company's attention. Jones shall have the sole and exclusive right to take action or institute proceedings with respect to such infringement, and shall proceed as it may, in its sole discretion, deem appropriate or desirable. The Company shall cooperate in any action or proceeding by Jones at Jones' expense with respect to an infringement or suspected infringement in such manner as Jones may reasonably request.

                          VIII.  TERM AND TERMINATION
                                 --------------------

     8.1  Term.  Subject to Maxwell's rights under the Jones New York Trademark
          ----
License, the initial term of this Agreement (the "Initial Term") shall begin upon execution of this Agreement and end on December 31, 2002, subject to earlier termination as provided in this Agreement. In addition, the Term of this Agreement shall be extended automatically, and without any further action by either the Company or Maxwell, in the event (and for the same period of time) Maxwell exercises any renewal option pursuant to the Jones New York Trademark License.

     8.2  Termination.
          ------------

          8.2.1 Maxwell or Jones may terminate this Agreement, effective immediately upon giving the Company written notice of termination, if (i) the Company fails to make any payment due to Jones under this Agreement when such payment is due and continues such failure uncured for fifteen (15) days after written notice thereof from Jones to the Company, (ii) the

Company fails two (2) or more times during any Annual Period during the Term to make any payment due to Jones within fifteen (15) days after such payment is due, without regard to any notice of such failure from Jones, (iii) the Company abandons the Jones New York Trademarks, as provided in Paragraph 4.2, (iv) the Company has commenced liquidation or dissolution proceedings, (v) the Company ceases, or with the consent of the Required Members admits its intention to cease, the retail sale of Jones Products or the conduct of its business in the ordinary course, (vi) the Jones New York Trademark License is terminated for any reason, (vii) the Company files a voluntary petition or proceeding in bankruptcy or under any federal or state bankruptcy or insolvency or other law for the relief of debtors; consents to the appointment of a receiver, custodian or liquidator for a portion of its business or property; has filed against it and not dismissed within forty-five (45) days an involuntary proceeding under any federal or state bankruptcy or insolvency or other law for the relief of debtors or for the appointment of a receiver, custodian or liquidator; makes an assignment for the benefit of its creditors, or (viii) the Company defaults on any obligation secured by a security interest in or other lien or encumbrance upon the Jones Products, such default continues beyond any period of grace provided in the document or instrument under which such obligation arose and the secured party takes any action to commence exercising default remedies with respect to the Jones Products.

          8.2.2 Either Maxwell or the Company with the consent of the Required Members may terminate this Agreement, effective immediately upon giving the other party written notice of termination, if (i) the other party breaches or fails to perform any of the material terms or provisions of this Agreement in a manner not provided for in subparagraph 8.2.1, in any material respect and such breach or failure is not curable or, if curable, is not cured within thirty (30) days after written notice thereof from the non-breaching party or (ii) the other party files a voluntary petition or proceeding in bankruptcy or under any federal or state bankruptcy or insolvency or other law for the relief of debtors; consents to the appointment of a receiver, custodian or liquidator for a portion of its business or property; has filed against it and not dismissed within forty-five (45) days an involuntary proceeding under any federal or state bankruptcy or insolvency or other law for the relief of debtors or for the appointment of a receiver, custodian or liquidator; makes an assignment for the benefit of its creditors.

     8.3  Termination of Rights.
          ----------------------

          8.3.1 Upon the expiration or termination of this Agreement pursuant to Paragraph 8.2 above, (i) all rights of the Company under this Agreement shall terminate and automatically revert to Maxwell, (ii) the Company shall immediately discontinue all use of the Jones New York Trademarks and shall no longer have any right to use the Jones New York Trademarks or any variation or simulation thereof in any manner or for any purpose whatsoever, except as provided in Paragraph 8.5 hereof, (iii) the Company shall transfer to Maxwell by such documentation as Maxwell may require all registrations, filings, trademarks, copyrights and other rights with regard to the Jones New York Trademarks which the Company may have possessed at any time and (iv) subject to the provisions of Paragraph 8.5 concerning the sale of Termination Inventory, the Company shall deliver to Maxwell, without charge, all sketches, samples, designs or other matters relating to Jones Products and all Jones Products, Signage and Packaging materials and advertising and promotional materials bearing the Jones New York Trademarks in any form.

          8.3.2 Upon the expiration or termination of this Agreement under Paragraph 8.2, no trustee in bankruptcy, assignee for the benefit of creditors, custodian, receiver, sheriff or court officer or other successors to the Company or its assets or business shall have any right to continue this Agreement or to use or exploit the Jones New York Trademarks in any manner whatever.

          8.3.3 In the event that under the United States Bankruptcy Code or any amendment or successor thereto (collectively the "Bankruptcy Code"), a trustee in bankruptcy of the Company or the Company, as bankruptcy debtor, assumes this Agreement and thereafter proposes to assign this Agreement by an assignment which fulfills the applicable requirements of the Bankruptcy Code, the trustee or the Company shall notify Maxwell and Jones of the proposed assignment in advance, in writing, setting forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other material terms and details of the proposal. Such notice shall be considered an offer to Maxwell to have this Agreement assigned to Maxwell or to its designee for the consideration (or its reasonable equivalent in money) and under the other material terms in the notice. Maxwell may exercise the option and accept the offer by giving the trustee or the Company, as appropriate, written notice of exercise and acceptance within twenty (20) days after Maxwell receives the notice from the trustee or the Company. If Maxwell fails to give notice and exercise the option within such twenty (20) day period, such failure shall be considered an offer to Jones to have this Agreement assigned to Jones or to its designee for the consideration (or its reasonable equivalent in money) and under the other material terms in the trustee's notice. Jones may exercise the option and accept the offer by giving the trustee or the Company, as appropriate, written notice of exercise and acceptance within twenty (20) days after Maxwell fails to exercise its option. If Jones fails to give notice and exercise the option within such twenty (20) day period, the trustee or the Company may complete the proposed assignment, but only to the party and for the consideration and under the terms described in the notice.

     8.4  Termination Inventory.  (a) Within fifteen (15) days after the
          ---------------------
expiration or termination of this Agreement, the Company shall prepare and deliver to Maxwell a written inventory, including a complete and accurate schedule (the "Termination Inventory Schedule") as of the date of expiration or termination, of all Jones Products on hand or subject to non-cancelable orders and all Signage and Packaging materials, advertising and promotional materials and other documents or items that bear the Jones New York Trademarks in any form in the Company's possession or control or in the process of manufacture for the Company (the "Termination Inventory"). Maxwell shall have the option to purchase all or any portion of the items in the Termination Inventory consisting of Jones Products for a purchase price as the Company (with the consent of the Required Members) and Maxwell shall negotiate in good faith and to purchase those items in the Termination Inventory consisting of Signage and Packaging materials set forth in such notice for a purchase price equal to such price as the Company (with the consent of the Required Members) and Maxwell shall negotiate in good faith. If Maxwell elects to exercise such option, then the Company shall deliver to Maxwell the items in the Termination Inventory to be purchased, within five
(5) days after receipt of Maxwell's notice exercising its option to purchase, or, if later, within five (5) days after the Company (with the consent of the Required Members) and Maxwell have agreed upon a purchase price, and Maxwell shall pay the purchase price in cash within thirty (30) days after receipt of all items of the Termination Inventory purchased.

     (b) If Maxwell does not exercise its option under Paragraph 8.4(a) to purchase the Termination Inventory within ten (10) days after receipt of the Termination Inventory Schedule or exercises its option as to a portion of the Termination Inventory, or if the Company (with the consent of the Required Members) and Maxwell are unable to agree upon a purchase price for the items in Termination Inventory to be purchased within fifteen (15) days after the Company's receipt of Maxwell's notice, then, for a period of twelve (12) months thereafter (or such shorter period as the Company and Maxwell may agree) (such 12 month or shorter period being referred to as the "Orderly Liquidation Period"), the Company may sell Jones Products in the Termination Inventory, on a non-exclusive basis, in accordance with all the terms of this Agreement. Royalties for such sales shall be paid and accounted for by the Company within thirty (30) days after the end of the Orderly Liquidation Period. In such event, the Company and Maxwell agree that Maxwell shall supervise and manage the disposition of the Termination Inventory irrespective of whether Maxwell is the managing member of the Company at such time.

     (c) If any Termination Inventory remains unsold after the expiration of the Orderly Liquidation Period, Maxwell shall have the right and the obligation to purchase such remaining Termination Inventory at a price equal to sixty (60%) percent of the capitalized cost of such Termination Inventory to the Company, determined in accordance with generally accepted accounting principles. The Company shall deliver to Maxwell the remaining items in Termination Inventory to be purchased within five (5) days after the end of the Orderly Liquidation Period and Maxwell shall pay the purchase price therefor in cash within thirty
(30) days after receipt of all items of the Termination Inventory.

     (d) The Company shall cause any of its lenders that have a security interest in or other lien or encumbrance upon any Jones Products, to secure obligations owing by the Company to such lender, to agree that it will not foreclose upon its security interest in such Jones Products, and thereby take ownership thereof or cause such Jones Products to be sold in connection therewith, so long as Termination Inventory is being disposed of in accordance with this Paragraph 8.4 and until and unless Maxwell fails to comply with its obligations set forth in Paragraph 8.4(b) and (c).

     8.5  Reservation of Rights.  Notwithstanding any termination of this
          ---------------------
Agreement, each party shall have and hereby reserves all rights and remedies which are granted or available to it under this Agreement or applicable law, and termination shall not be deemed to be an exclusive remedy or to limit either party in any manner from enforcing any other rights or remedies.

     8.6  Consent by Licensor.  Jones, by its consent hereto, agrees that
          -------------------
Maxwell and the Company shall have the right to dispose of the Termination Inventory in the manner provided in this Article VIII notwithstanding any termination of the Jones New York Trademark License in accordance with the terms thereof at any time prior to the purchase of Termination Inventory by Maxwell pursuant to Paragraph 8.5(c).

                               IX.  GENERAL TERMS
                                    -------------

     9.1  Confidentiality.  The parties acknowledge that all information and
          ---------------
data which the parties have learned or will learn in connection with this Agreement and activities and transactions hereunder concerning the business and operation of the parties and all tangible manifestations of such information and data including, without limitation, designs, patterns, sketches, business and marketing plans, customer lists, and financial and operating reports constitute valuable proprietary confidential information and trade secrets of the parties, and the parties shall not disclose any such data or information or use any such data or information for themselves or any other person or entity, except for (i) disclosure to the parties' attorneys, accountants and other advisors in a confidential relationship with such party, (ii) disclosures required by law or judicial process or in response to any summons or subpoena or in connection with any litigation or (iii) the proper and authorized performance of this Agreement in accordance with all of the terms hereof.

     9.2  Arbitration.
          ------------

          9.2.1 Subject to the provisions of subparagraph 9.2.2, all disputes arising under this Agreement or the obligations of the parties hereunder shall be submitted to arbitration in New York, New York before a panel of three arbitrators, in accordance with the then prevailing Rules for Commercial Arbitration of the American Arbitration Association. The arbitrators in any such arbitration shall award costs to the prevailing party and may, but shall not be required to, award reasonable attorneys' fees. The decision of the arbitrators shall be final and binding on all parties, except that the arbitrators shall have no power to vary the terms of this Agreement. Judgment on the arbitrators' award may be entered in any court in the State of New York or in any other court of competent jurisdiction.

          9.2.2 The parties acknowledge that a breach of this Agreement involving the improper or unauthorized use of the Jones New York Trademarks or other matters may give rise to irreparable harm pending the outcome of arbitration under subparagraph 9.2.1. Accordingly and notwithstanding the provisions of subparagraph 9.2.1, either party may, upon a breach or threatened breach of this Agreement, bring an action in a court of competent jurisdiction and apply therein for temporary or preliminary injunctive or other equitable relief, pending resort to, and a decision in, arbitration under subparagraph
9.2.1. If otherwise appropriate under applicable law, a court may entertain any such action and grant injunctive or equitable relief, and the provisions of subparagraph 9.2.1 providing for arbitration shall not be construed to prevent the action or relief.

     9.3  Assignability.
          --------------

          9.3.1 Maxwell may assign this Agreement to a wholly-owned subsidiary of Maxwell that is the successor to the Jones New York Trademark License, if the successor assumes all of Maxwell's responsibilities, obligations and liabilities hereunder.

          9.3.2 This Agreement is personal to the Company, and the Company may not, without the prior written consent of Maxwell, assign, sublicense or otherwise transfer all or any portion of this Agreement or any rights or obligations hereunder, whether voluntarily, involuntarily by operation of law or otherwise, and any such attempted assignment or other transfer shall be null and void and of no effect. Notwithstanding the foregoing, the Company may assign this Agreement and the rights hereunder to another entity provided that such entity is controlled by the same parties which controlled the Company before such assignment and provided that the Company and its successor/assignee remain liable for all of its obligations under this Agreement.

     9.4  Applicable Law.  New York law shall govern the validity, construction,
          --------------
interpretation and effect of this Agreement.

     9.5  No Agency.  Nothing contained in this Agreement shall be deemed or
          ---------
construed as constituting the parties hereto as partners or joint venturers or either party as an agent of the other and, without limiting the foregoing, neither party shall have authority to bind or obligate or to incur any indebtedness for the other, and no such authority shall be implied.

     9.6  Finder's and Broker's Fees.  The parties hereby represent and warrant
          --------------------------
to each other that each owes no finder's or broker's fees in connection with this Agreement and that neither has procured same for that purpose.

     9.7  Failure to Exercise Rights.  The failure of either party to act or
          --------------------------
exercise any right under this Agreement, upon the breach of any of the terms hereof, or otherwise, shall not be construed as a waiver of such breach or as preventing either party from thereafter enforcing strict compliance with any and all of the terms hereof.

     9.8  Severability.  If any provision of this Agreement shall be held to be
          ------------
invalid or unenforceable, such provision shall be considered severable, and the remaining provisions of this Agreement shall continue in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

     9.9  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between the parties relating to the subject matter hereof, no other representations or covenants having induced either party to execute this Agreement. This Agreement and obligations and duties under this Agreement may not be amended or modified in any manner, in whole or in part, except by a written agreement or amendment or modification duly executed by the party to be charged.

     9.10  Headings.  The Article and paragraph headings of this Agreement are
           --------
for convenience of reference only and do not form a part of the covenants, terms or conditions of this Agreement or give full notice thereof.

     9.11  Notices.  All notices, reports, statements, exercises of options or
           -------
other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given only if personally delivered; mailed by registered or certified mail, return receipt requested; sent by overnight express courier, with written receipt of delivery; or transmitted by telecopier and confirmed by first class mail within twenty-four (24) hours. All notices shall be sent or delivered to the following addresses or to such other addresses as either party may, by notice direct:

          If to Maxwell:             Maxwell Shoe Company Inc.
                                     101 Sprague Street
                                     Hyde Park, Massachusetts 02136
                                     or, if by mail,
                                     P.O. Box 37
                                     Readville, Massachusetts 02137-0037
                                     Attn: James J. Tinagero
                                     Fax: (617) 364-9058

          with a copy to:            Gibson, Dunn & Crutcher LLP
                                     333 South Grand Avenue
                                     Los Angeles, California 90071
                                     Attn: Jonathan K. Layne, Esq.
                                     Fax: (213) 229-7520

          If to the Company:         SLJ Retail LLC
                                     400 Technology Court, Suite F
                                     Smyrna, Georgia 30082
                                     Attn: President
                                     Fax: (770) 801-0075

          with copies to:            GE Capital Equity Capital Group, Inc.
                                     260 Long Ridge Road
                                     Stamford, Connecticut 06927
                                     Attn: William R. Kraus
                                     Fax: (203) 357-3945

                                     and

                                     General Electric Capital Corporation
                                     260 Long Ridge Road
                                     Stamford, Connecticut 06927
                                     Attn: Counsel -- Equity Capital Group
                                     Fax: (203) 357-3047

                                     and

                                     King & Spalding
                                     191 Peachtree Street
                                     Atlanta, Georgia 30303-1763
                                     Attn: John Hays Mershon, Esq.
                                     Fax: (404) 572-5149

          If to Jones:               Jones Investment Co., Inc.
                                     P.O. Box 2105
                                     Wilmington, Delaware 19899

                                     Attn: Norman J. Shuman
                                     Fax: (302) 658-0468

          with a copy to:            Jones Apparel Group, Inc.
                                     1411 Broadway
                                     New York, New York 10018
                                     Attn: Herbert J. Goodfriend, Esq.
                                     Fax: (212) 921-5370

Notices given by mail shall be deemed given on the second business day after the date on which they are mailed. All other notices shall be deemed as given on receipt.

     9.12  Counterpart; Fax.  This Agreement may be executed in one or more
           ----------------
counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Such execution may be evidenced by the execution and delivery of signature pages by either party by facsimile transmission to the other, provided that the original executed signature pages are contemporaneously delivered by such party to a reputable overnight courier service for delivery to the other party.

     9.13  Third Party Beneficiaries.  This Agreement is made solely and
           -------------------------
specifically between and for the benefit of the parties hereto, the Members from time to time of the Company as third party beneficiaries of the rights of the Company hereunder and their respective successors and assigns (subject to the express provisions hereof relating to successors and assigns). Except for such parties, such Members as third party beneficiaries and their respective successors and assigns, no other Person whatsoever will have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     IN WITNESS WHEREOF, the parties, each by their duly authorized representative, have executed this Trademark Sublicense Agreement as of the date first above written.

                              MAXWELL SHOE COMPANY INC.



                              By:   /s/ Maxwell V. Blum
                                 --------------------------------
                                    Maxwell V. Blum
                                    Chairman of the Board and
                                    Chief Executive Officer

                              SLJ RETAIL LLC

                              By:  MAXWELL RETAIL INC., its Manager



                                    By:   /s/ James J. Tinagero
                                        ---------------------------
                                    Name:  James J. Tinagero
                                    Title: Chairman


Jones Investment Co., Inc. hereby consents to the execution by Maxwell of this Trademark Sublicense Agreement and agrees to each of the terms hereof.

JONES INVESTMENT CO., INC.


By: /s/ Norman J. Shuman
   --------------------------
Name:  Norman J. Shuman
Title: Vice President